As filed with the Securities and Exchange Commission on January 28, 2022

Registration No. 333-251529

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3

TO FORM S-1 ON

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Opendoor Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	98-1515020
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

410 N. Scottsdale Road, Suite 1600

Tempe, Arizona 85281

(415) 896-6737

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Carrie Wheeler

Chief Financial Officer

410 N. Scottsdale Road, Suite 1600

Tempe, Arizona 85281

(415) 896-6737

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Rachel W. Sheridan, Esq. Shagufa R. Hossain, Esq. Christopher M. Bezeg, Esq. Latham & Watkins LLP 555 Eleventh Street, NW Washington, D.C. 20004 (202) 637-2200	Vanessa Gage Vice President & Interim Head of Legal Opendoor Technologies Inc. 410 N. Scottsdale Road, Suite 1600 Tempe, Arizona 85281 (415) 896-6737

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On December 21, 2020, Opendoor Technologies Inc. (the “Company”) filed a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) on Form S-1 (File No. 333-251529) (the “Registration Statement”). The Registration Statement, as amended, was initially declared effective by the SEC on January 22, 2021, and initially registered (a) the resale of 309,733,372 shares of the Company’s common stock, par value $0.0001 per share (the “common stock”), issued in connection with the Merger and the PIPE Investment (each, as defined herein) by certain of the selling shareholders named in the Registration Statement, (b) the issuance by the Company and resale of 22,675,669 shares of common stock reserved for issuance upon the exercise of options to purchase common stock, (c) the issuance by the Company and resale of 49,124,137 shares of common stock reserved for issuance upon the settlement of restricted stock units, (d) the resale of 6,133,333 warrants (the “private warrants”) by SCH Sponsor II LLC, a Cayman Islands limited liability company, originally issued in a private placement in connection with the initial public offering of Social Capital Hedosophia Holdings Corp. II, a Cayman Islands exempted company and (e) the issuance by the Company of up to 19,933,333 shares of common stock upon the exercise of the Company’s outstanding warrants.

This Post-Effective Amendment No. 3 to Form S-1 on Form S-3 (“Post-Effective Amendment No. 3”) is being filed by the Company (i) to convert the registration statement on Form S-1 into a registration statement on Form S-3 and (ii) to update certain information regarding the securities being offered pursuant to the prospectus contained herein.

On June 9, 2021, at the direction of the Company, the warrant agent delivered a notice of redemption to each of the registered holders of the outstanding warrants for a redemption price of $0.10 per warrant that remained outstanding at 5:00 p.m. New York City time on July 9, 2021 (the “Redemption Date”). Prior to the Redemption Date, warrantholders had the right to exercise their warrants either for cash at an exercise price of $11.50 per share of common stock or on a cashless basis pursuant to which electing warrantholders would receive 0.3556 shares of common stock for each warrant exercised. Of the 19,933,280 warrants outstanding as of the Business Combination (as defined herein), including the private warrants, 1,948,072 warrants were exercised for cash at an exercise price of $11.50 per share of common stock and 17,581,776 were exercised on a cashless basis in exchange for an aggregate of 6,251,995 shares of common stock. The Company redeemed the remaining 403,432 warrants outstanding at the Redemption Date at a redemption price of $0.10 per warrant. Accordingly, no warrants remained outstanding following the Redemption Date.

The information included in this Post-Effective Amendment No. 3 amends the Registration Statement (as amended) and the prospectus contained therein. No additional securities are being registered under this Post-Effective Amendment No. 3. All applicable registration fees were paid at the time of the original filing of the Registration Statement on December 21, 2020.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated January 28, 2022.

PROSPECTUS

OPENDOOR TECHNOLOGIES INC.

156,507,816 SHARES OF COMMON STOCK

This prospectus relates to (i) the resale of 93,344,759 shares of common stock, par value $0.0001 per share (the “common stock”), of Opendoor Technologies Inc., a Delaware corporation, issued in connection with the Merger (as defined herein), by certain of the selling shareholders named in this prospectus, (ii) the resale of 18,630,461 shares of common stock issued in the PIPE Investment (as defined herein) by certain of the selling shareholders named in this prospectus, (iii) the issuance by us and resale of 14,167,453 shares of common stock reserved for issuance upon the exercise of options to purchase common stock and (iv) the issuance by us and resale of 26,512,867 shares of common stock reserved for issuance upon the settlement of restricted stock units. We collectively refer to the selling shareholders covered by this prospectus as the “Selling Shareholders.”

We are registering the resale of shares of common stock as required by (i) an amended and restated registration rights agreement, dated as of December 18, 2020 (the “Registration Rights Agreement”), entered into by and among Opendoor Technologies Inc., SCH Sponsor II LLC, certain former stockholders of Opendoor, Cipora Herman, David Spillane, ChaChaCha SPAC B, LLC, Hedosophia Group Limited and 010118 Management, L.P. and (ii) the subscription agreements (the “Subscription Agreements”) entered into by and between Social Capital Hedosophia Holdings Corp. II, a Cayman Islands exempted company (“SCH”) and certain qualified institutional buyers and accredited investors relating to the purchase of shares of common stock in private placements consummated in connection with the Business Combination (as defined herein) (the “PIPE Investment”).

We are also registering (i) the resale of other shares of common stock held by certain of our shareholders and (ii) the issuance and resale of shares of common stock reserved for issuance upon the exercise of options to purchase shares of common stock and the settlement of restricted stock units, in each case, held by certain of our employees and directors.

We will not receive any proceeds from the resale of the shares of common stock by the Selling Shareholders.

We will bear all costs, expenses and fees in connection with the registration of the shares of common stock. The Selling Shareholders will bear all commissions and discounts, if any, attributable to their respective sales of the shares of common stock.

See “Plan of Distribution” beginning on page 11 of this prospectus.

Our common stock is listed on The Nasdaq Global Select Market (the “Nasdaq”) under the ticker symbol “OPEN.” On January 27, 2022, the closing sale price of our common stock on the Nasdaq was $8.50 per share.

Investing in shares of our common stock involves a high degree of risk. Before you invest in our common stock, you should carefully read the section entitled “Risk Factors” on page 3 of this prospectus, and other risk factors contained in any applicable prospectus supplement and in the documents incorporated by reference herein and therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2022.

i

ABOUT THIS PROSPECTUS

On December 18, 2020, we consummated the transactions contemplated by that certain Agreement and Plan of Merger, dated as of September 15, 2020 (the “Merger Agreement”), by and among of Social Capital Hedosophia Holdings Corp. II, a Cayman Islands exempted company (“SCH”), Hestia Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of SCH (“Merger Sub”), and Opendoor Labs Inc., a Delaware corporation (“Opendoor Labs”). As contemplated by the Merger Agreement, SCH filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which SCH was domesticated as a Delaware corporation and changed its name to “Opendoor Technologies Inc.” (the “Domestication”). Following the Domestication, Merger Sub merged with and into Opendoor Labs, the separate corporate existence of Merger Sub ceased and Opendoor Labs survived as a wholly owned subsidiary of Opendoor Technologies Inc. (the “Merger” and, together with the Domestication, the “Business Combination”).

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we and the Selling Shareholders may, from time to time, issue, offer and sell, as applicable, any combination of the securities described in this prospectus in one or more offerings. We may use the shelf registration statement to issue up to an aggregate of 40,680,320 shares of common stock in connection with the exercise of options or the settlement of restricted stock units. The Selling Shareholders may use the shelf registration statement to sell up to an aggregate of 135,402,837 shares of common stock (which includes 19,575,341 shares of common stock issuable in connection with the exercise of options or the settlement of restricted stock units) from time to time through any of the means described in the section entitled “Plan of Distribution.”

To the extent necessary, each time that we or the Selling Shareholders offer and sell securities, we or the Selling Shareholders may provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. To the extent permitted by law, we may also authorize one or more free writing prospectuses that may contain material information relating to these offerings. Such prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Neither we nor the Selling Shareholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Shareholders take any responsibility for, nor provide any assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Shareholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, neither we nor the Selling Shareholders guarantee the accuracy or completeness of this information and neither we nor the Selling Shareholders have independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “Opendoor,” “Opendoor Technologies,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Opendoor Technologies Inc., a Delaware corporation, including our consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of our common stock.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is http://www.opendoor.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. The documents establishing the terms of any offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 4, 2021;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, filed with the SEC on May 12, 2021, August 11, 2021 and November 10, 2021, respectively;

•

our Current Reports on Form 8-K filed with the SEC on February 11, 2021, March  18, 2021, April  2, 2021, June  9, 2021, June  22, 2021, July  26, 2021, July  30, 2021, August  16, 2021, August  18, 2021, August  24, 2021, September  17, 2021 and October 4, 2021; and

•

the description of our common stock contained in our registration statement on Form 8-A, dated December 18, 2020, filed with the SEC on December 18, 2020 and any amendment or report filed with the SEC for the purpose of updating the description, including Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2020.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Opendoor Technologies Inc.

410 N. Scottsdale Road, Suite 1600

Tempe, Arizona 85281

(415) 896-6737

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

v

THE COMPANY

We are a leading digital platform for residential real estate. In 2014, we founded Opendoor to reinvent one of life’s most important transactions and make it possible to buy, sell, and move at the tap of a button. By leveraging software, data science, product design and operations, we have rebuilt the entire service model for real estate and have made buying and selling possible on a mobile device. We believe that the end state for the real estate marketplace will inevitably be a simple, certain, and fast transaction powered by technology. Residential real estate is the largest undisrupted category in the United States. In 2020 alone, more than 5.6 million existing homes were sold, representing nearly $1.9 trillion in transactions. Additionally, with 66% of Americans living in a home they own, housing is the single largest consumer expenditure in the United States, ahead of transportation, food, insurance, and healthcare.

Yet, in a world with purchases increasingly migrating online, the real estate transaction has largely remained unchanged. The typical process of buying or selling a home is complex, uncertain, time consuming and primarily offline. A traditional home sale requires countless decisions, often brings unexpected costs, and takes approximately three months from start to finish. Ultimately, the consumer is left dissatisfied with a broken, disjointed experience.

We streamline the process of buying and selling a home into a seamless digital experience that’s simple, certain, and fast. Sellers can go to Opendoor.com, receive an offer, and sign and close on the date of their choice. Buyers can download the Opendoor app, tour and visit homes in a few taps with self-tours, and make an offer backed by Opendoor’s cash, all with just a mobile device. Homebuyers and sellers can also integrate Opendoor’s current suite of adjacent services such as title and escrow and Opendoor Home Loans to complete the core transaction. We have built a simple, on-demand way to buy and sell a home.

Over the past seven years, customers have shown their desire for our digital, on-demand real estate solution. Since launch, we have bought and sold over 120,000 homes, making us one of the largest buyers and sellers of single family homes in the United States, and have expanded our footprint to 44 markets across the country. Most importantly, we have scaled rapidly while delighting our customers with an experience that continues to drive high Net Promoter Score from our sellers.

More importantly, we have just scratched the surface and believe we are in the early stages of the digital transformation of real estate. Over the coming years, we plan on increasing our market share, launching in additional cities across the country, and expanding our products and services to become a digital, one-stop shop for buyers and sellers of residential real estate.

Corporate Information

Opendoor Technologies Inc. was initially formed on October, 18, 2019 as SCH, a Cayman Islands exempted company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Business Combination, pursuant to which Opendoor Labs became a wholly owned subsidiary of SCH and SCH changed its name from “Social Capital Hedosophia Holdings Corp. II” to “Opendoor Technologies Inc.,” was completed on December 18, 2020.

Our principal executive office is located at 410 N. Scottsdale Road, Suite 1600, Tempe, AZ 85281. Our telephone number is 415-896-6737. Our website address is www.opendoor.com. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

THE OFFERING

Issuer	Opendoor Technologies Inc.
Issuance of common stock:
Shares of our common stock to be issued upon exercise of options to purchase common stock	Up to 14,167,453 shares of common stock.

Shares of our common stock to be issued upon settlement of restricted stock units	Up to 26,512,867 shares of common stock.

Use of proceeds	With respect to the shares of common stock underlying options, we will not receive any proceeds from such shares except with respect to amounts received by us upon exercise of such options to the extent such options are exercised for cash. We intend to use any such proceeds for general corporate purposes.
Resale of common stock:
Shares of common stock offered by the Selling Shareholders	Up to 135,402,837 shares of common stock.

Use of proceeds	We will not receive any proceeds from the sale of the common stock to be offered by the Selling Shareholders.

Market for common stock	Our common stock is listed on The Nasdaq Global Select Market under the symbol “OPEN.”

Risk factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus for a discussion of factors you should carefully consider before investing in our common stock.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

All of the shares of common stock offered by the Selling Shareholders will be sold by them for their respective accounts. We will not receive any of the proceeds from these sales.

With respect to the shares of common stock underlying options, we will not receive any proceeds from such shares except with respect to amounts received by us upon exercise of such options to the extent such options are exercised for cash. We intend to use any such proceeds for general corporate purposes.

The Selling Shareholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such Selling Shareholders in disposing of their shares of common stock, and we will bear all other costs, fees and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

DESCRIPTION OF SECURITIES

Capital Stock

General

The total amount of our authorized capital stock consists of 3,000,000,000 shares of common stock, par value $0.0001 per share, and 100,000,000 shares of preferred stock, par value $0.0001 per share. We had 617,832,952 shares of our common stock outstanding as of January 21, 2022.

The following summary describes the material provisions our capital stock. We urge you to read our amended and restated certificate of incorporation (the “Certificate of Incorporation”) and our bylaws (the “Bylaws”).

Preferred Stock

Our board of directors has authority to issue shares of our preferred stock in one or more series, to fix for each such series such voting powers, designations, preferences, qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, redemption privileges and liquidation preferences for the issue of such series all to the fullest extent permitted by the General Corporation Law of the State of Delaware (the “DGCL”). The issuance of our preferred stock could have the effect of decreasing the trading price of our common stock, restricting dividends on our capital stock, diluting the voting power of our common stock, impairing the liquidation rights of our capital stock, or delaying or preventing a change in control of us.

Common Stock

Our common stock is not entitled to preemptive or other similar subscription rights to purchase any of our securities. Our common stock is neither convertible nor redeemable. Unless our board of directors determines otherwise, we will issue all of our capital stock in uncertificated form.

Voting Rights

Each holder of our common stock is entitled to one vote per share on each matter submitted to a vote of stockholders, as provided by the Certificate of Incorporation. The Bylaws provide that the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business. When a quorum is present, the affirmative vote of a majority of the votes cast is required to take action, unless otherwise specified by law, the Bylaws or the Certificate of Incorporation, and except for the election of directors, which is determined by a plurality vote. There are no cumulative voting rights.

Dividend Rights

Each holder of shares of our common stock is entitled to the payment of dividends and other distributions as may be declared by our board of directors from time to time out of our assets or funds legally available for dividends or other distributions. These rights are subject to the preferential rights of the holders of our preferred stock, if any, and any contractual limitations on our ability to declare and pay dividends.

Other Rights

Each holder of our common stock is subject to, and may be adversely affected by, the rights of the holders of any series of our preferred stock that we may designate and issue in the future.

Liquidation Rights

If we are involved in voluntary or involuntary liquidation, dissolution or winding up of our affairs, or a similar event, each holder of our common stock will participate pro rata in all assets remaining after payment of liabilities, subject to prior distribution rights of our preferred stock, if any, then outstanding.

Anti-takeover Effects of the Certificate of Incorporation and the Bylaws

The Certificate of Incorporation and the Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage mergers that some stockholders may favor.

Special Meetings of Stockholders

The Certificate of Incorporation provides that a special meeting of stockholders may be called by the (a) the Chairperson of our board of directors, (b) our board of directors, (c) our Chief Executive Officer or (d) our President, provided that such special meeting may be postponed, rescheduled or cancelled by our board of directors or other person calling the meeting.

Action by Written Consent

The Certificate of Incorporation provides that any action required or permitted to be taken by the stockholders must be effected at an annual or special meeting of the stockholders, and may not be taken by written consent in lieu of a meeting.

Removal of Directors

Our board of directors or any individual director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of our voting stock entitled to vote at an election of directors.

Delaware Anti-Takeover Statute

Section 203 of the DGCL provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “business combinations” with such corporation for a period of three years from the time such person acquired 15% or more of such corporation’s voting stock, unless: (1) the board of directors of such corporation approves the acquisition of stock or the merger transaction before the time that the person becomes an interested stockholder, (2) the interested stockholder owns at least 85% of the outstanding voting stock of such corporation at the time the merger transaction commences (excluding voting stock owned by directors who are also officers and certain employee stock plans), or (3) the merger transaction is approved by the board of directors and at a meeting of stockholders, not by written consent, by the affirmative vote of 2/3 of the outstanding voting stock which is not owned by the interested stockholder. A Delaware corporation may elect in its certificate of incorporation or bylaws not to be governed by this particular Delaware law. Under the Certificate of Incorporation, we opted out of Section 203 of the DGCL, but will provide other similar restrictions regarding takeovers by interested stockholders.

Limitations on Liability and Indemnification of Officers and Directors

The Certificate of Incorporation provides that we will indemnify our directors to the fullest extent authorized or permitted by applicable law. We have entered into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. Under the Bylaws, we are required to indemnify each of our directors and officers if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was our director or officer of or was serving at our request as a director, officer, employee or agent for another entity. We must indemnify our officers and directors against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with such action, suit or proceeding if the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the indemnitee’s conduct was unlawful. The Bylaws also require us to advance expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding, provided that such person will repay any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Exclusive Jurisdiction of Certain Actions

The Certificate of Incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty, any provision of the DGCL, the Certificate of Incorporation, the Bylaws and other similar actions may be brought only in the Court of Chancery in the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to (a) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the exclusive jurisdiction provisions of the Certificate of Incorporation and (b) service of process on such stockholder’s counsel. Notwithstanding the foregoing, the Certificate of Incorporation will provide that the exclusive forum provision will not apply to suits brought to enforce a duty or liability created by the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

SELLING SHAREHOLDERS

This prospectus relates to (i) the resale of 93,344,759 shares of common stock issued in connection with the Merger by certain of the Selling Shareholders, (ii) the resale of 18,630,461 shares of common stock issued in the PIPE Investment by certain of the Selling Shareholders, (iii) the issuance by us and resale of 14,167,453 shares of common stock reserved for issuance upon the exercise of options to purchase common stock and (iv) the issuance by us and resale of 26,512,867 shares of common stock reserved for issuance upon the settlement of restricted stock units. The Selling Shareholders may from time to time offer and sell any or all of the shares of common stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Shareholders” in this prospectus, we mean the persons listed in the table below, the holders of shares of common stock reserved for issuance upon the exercise of options to purchase common stock and the settlement of restricted stock units covered by this prospectus, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Shareholders’ interest in the common stock other than through a public sale.

The following table includes the shares of common stock issuable to certain “affiliates” of our company (as defined in Rule 405 under the Securities Act) upon the exercise of options to purchase common stock and the settlement of restricted stock units held by such affiliates irrespective of whether such options and restricted stock units are exercisable or will vest within 60 days after January 21, 2022. The table does not include (i) the issuance by us and resale of an additional 13,713,422 shares of common stock reserved for issuance upon the exercise of options to purchase common stock by non-affiliates or (ii) the issuance by us and resale of an additional 7,391,557 shares of common stock reserved for issuance upon the settlement of restricted stock units by non-affiliates, each of which is also covered by this prospectus.

The following table sets forth, as of January 21, 2022, the names of the Selling Shareholders, and the aggregate number of shares of common stock that the Selling Shareholders may offer pursuant to this prospectus. The Selling Shareholders identified below may have sold, transferred or otherwise disposed of some or all of their shares of common stock since January 21, 2022. We cannot advise you as to whether the Selling Shareholders will in fact sell any or all of their shares. For purposes of this table, we have assumed that the Selling Shareholders will have sold all of the shares of common stock covered by this prospectus upon the completion of the offering. We have based the percentage ownership on 617,832,952 shares of our common stock issued and outstanding as of January 21, 2022.

Name of Selling Shareholder	Before the Offering		After the Offering
	Number of Shares of Common Stock	Number of Shares of Common Stock Being Offered	Number of Shares of Common Stock	Percentage of Outstanding Shares of Common Stock
AI LiquidRE LLC(1)	53,524,812	34,639,442	18,885,370	3.1%
GGV(2)	25,413,663	25,413,663	—	—
Eric Wu(3)	48,416,110	44,175,542	4,240,568		*
Carrie Wheeler(4)	4,447,029	4,447,029	—	—
Adam Bain(5)	1,751,465	250,610	1,500,855		*
Cipora Herman(6)	108,909	100,000	8,909		*
David Spillane(7)	100,000	100,000	—	—
Ian Wong(8)	7,843,443	7,843,443	—	—
Keith Rabois(9)	125,000	125,000	—	—
Rajiv Krishnarao(10)	989,565	504,302	485,263		*
Daniel Morillo(11)	2,107,968	2,107,968	—	—
Jason Kilar(12)	129,201	125,377	3,824		*
BlackRock, Inc.(13)	3,286,268	3,286,268	—	—
Founders Fund(14)	125,000	125,000	—	—
Hedosophia entities(15)	6,039,035	3,211,547	2,827,488		*
Lennar(16)	18,748,123	1,000,000	17,748,123	2.9%
Park West Funds(17)	1,750,000	1,750,000	—	—
Suvretta Funds(18)	3,451,666	1,197,646	2,254,020		*
Entities advised or subadvised by T. Rowe Price Associates, Inc.(19)	5,000,000	5,000,000	—	—

*	Less than one percent.

(1)	The address of AI LiquidRE LLC is 40 West 57th Street, 28th Floor, New York, NY 10019.
(2)

Includes (i) 7,330,756 shares of common stock held by GGV Capital Select L.P., (ii) 640,145 shares of common stock held by GGV Capital V Entrepreneurs Fund L.P. and (iii) 17,442,762 shares of common stock held by GGV Capital V, L.P. The address of GGV is 3000 Sand Hill Road, Suite 4-230, Menlo Park, CA 94025.

(3)

Includes (i) 26,216,035 shares of common stock held by Eric Wu, (ii) 17,587,310 shares of common stock reserved for issuance upon the settlement of restricted stock units and (iii) 4,612,765 shares of common stock held by 2020 Wu Grantor Retained Annuity Trust. The address of Eric Wu is c/o Opendoor Technologies Inc. 410 N. Scottsdale Road, Suite 1600 Tempe, AZ 85281. Eric Wu is the Chairman and Chief Executive Officer of Opendoor Technologies.

(4)

Includes (i) 1,640,593 shares of common stock held by Carrie Wheeler and (ii) 2,806,436 shares of common stock reserved for issuance upon the settlement of restricted stock units. The address of Carrie Wheeler is c/o Opendoor Technologies Inc. 410 N. Scottsdale Road, Suite 1600 Tempe, AZ 85281. Carrie Wheeler is the Chief Financial Officer of Opendoor Technologies.

(5)

Includes (i) 29,912 shares of common stock held by Adam Bain, (ii) 225,000 shares of common stock held by 010118 Management, L.P., and (iii) 1,496,553 shares of common stock held by 01 Advisors 01 LP. The address of Adam Bain is c/o Opendoor Technologies Inc. 410 N. Scottsdale Road, Suite 1600 Tempe, AZ 85281. Adam Bain is a member of Opendoor Technologies’ board of directors.

(6)

Includes (i) 104,461 shares of common stock held by Cipora Herman and (ii) 4,448 shares of common stock reserved for issuance upon the settlement of restricted stock units within 60 days of January 21, 2022. The address of Cipora Herman is c/o Opendoor Technologies Inc. 410 N. Scottsdale Road, Suite 1600 Tempe, AZ 85281. Cipora Herman is a member of Opendoor Technologies’ board of directors.

(7)	The address of David Spillane is 50 Woodside Plaza, Ste. 560, Redwood City, CA 94061. David Spillane was a member of SCH’s board of directors prior to the closing of the Business Combination.
(8)

Includes (i) 5,417,129 shares of common stock held by Ian Wong, (ii) 909,868 shares of common stock reserved for issuance upon the settlement of restricted stock units and (iii) 1,516,446 shares of common stock held by Diana Shean Ting Chiu. The address of Ian Wong is c/o Opendoor Technologies Inc. 410 N. Scottsdale Road, Suite 1600 Tempe, AZ 85281. Ian Wong is the Chief Technology Officer of Opendoor Technologies.

(9)	The address of Keith Rabois is c/o Founders Fund is One Letterman Drive, Building D, 5th Floor, San Francisco, CA 94129.
(10)

Includes (i) 285,926 shares of common stock held by Rajiv Krishnarao and (ii) 703,639 shares of common stock reserved for issuance upon the settlement of restricted stock units. The address of Rajiv Krishnarao is c/o Opendoor Technologies Inc. 410 N. Scottsdale Road, Suite 1600 Tempe, AZ 85281. Rajiv Krishnarao is the Vice President of Finance of Opendoor Technologies.

(11)

Includes (i) 429,768 shares of common stock held by Daniel Morillo and (ii) 1,678,200 shares of common stock reserved for issuance upon the settlement of restricted stock units. The address of Daniel Morillo is c/o Opendoor Technologies Inc. 410 N. Scottsdale Road, Suite 1600 Tempe, AZ 85281. Daniel Morillo is the Chief Investment Officer of Opendoor Technologies.

(12)

Includes (i) 104,938 shares of common stock held by Jason Kilar and (ii) 24,263 shares of common stock reserved for issuance upon the exercise of options within 60 days of January 21, 2022. The address of Jason Kilar is c/o Opendoor Technologies Inc. 410 N. Scottsdale Road, Suite 1600 Tempe, AZ 85281. Jason Kilar is a member of Opendoor Technologies’ board of directors.

(13)

The registered holders of the referenced shares to be registered are the following funds and accounts under management by subsidiaries of BlackRock, Inc.: BlackRock Global Allocation Portfolio of BlackRock Series Fund, Inc.; BlackRock Global Allocation V.I. Fund of BlackRock Variable Series Funds, Inc.; BlackRock Global Allocation Fund, Inc.; BlackRock Global Allocation Collective Fund; BlackRock Global Allocation Fund (Australia); BlackRock Strategic Income Opportunities of BlackRock Funds V and Master Total Return Portfolio of Master Bond LLC. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entities, and/or the applicable investment committee members of such funds and accounts, have voting and investment power over the shares held by the funds and accounts which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such funds and accounts. The address of such funds and accounts, such subsidiaries and such portfolio managers and/or investment committee members is 55 East 52nd Street, New York, NY 10055. Shares shown include only the securities being registered for resale and may not incorporate all interests deemed to be beneficially held by the registered holders or BlackRock, Inc.

(14)

Includes (i) 117,426 shares of common stock held by The Founders Fund Growth, LP and (ii) 7,574 shares of common stock held by The Founders Fund Growth Principals Fund, LP. The address of Founders Fund is One Letterman Drive, Building D, 5th Floor, San Francisco, CA 94129.

(15)

Includes (i) 2,611,547 shares of common stock held by Hedosophia Public Investments Limited, (ii) 3,426,563 shares of common stock held by Hedosophia Group Limited, and (iii) 925 shares of common stock held by Longsutton Limited. The address of Hedosophia Public Investments Limited is Trafalgar Court, Les Banques, St Peter Port, Guernsey GY1 3QL and the address of each of Hedosophia Group Limited and Longsutton Limited is Roseneath, The Grange, St Peter Port, Guernsey GY1 2QJ.

(16)	Includes (i) 8,633,162 shares of common stock held by LEN FW Investor, LLC and (ii) 10,114,961 shares of common stock held by LEN X, LLC. The address of Lennar is 700 NW 107th Ave, Miami, FL 33172.
(17)

Includes (i) 1,591,700 shares of common stock held by Park West Investors Master Fund, Limited and (ii) 158,300 shares of common stock held by Park West Partners International, Limited. The address of the Park West Funds is c/o Park West Asset Management LLC, 900 Larkspur Landing Circle, Suite 165, Larkspur, CA 94939.

(18)

Includes (i) 3,409,386 shares of common stock held by Suvretta Master Fund, Ltd. and (ii) 42,280 shares of common stock held by Suvretta Long Master Fund, Ltd. The address of the Suvretta Funds is 540 Madison Avenue, 7th Floor, New York, NY, 10022.

(19)

Includes (i) 2,172,397 shares of common stock held by T. Rowe Price Small-Cap Value Fund, Inc., (ii) 705,703 shares of common stock held by T. Rowe Price U.S. Small-Cap Value Equity Trust, (iii) 47,164 shares of common stock held by T. Rowe Price U.S. Equities Trust, (iv) 25,929 shares of common stock held by MassMutual Select Funds - MassMutual Select T. Rowe Price Small and Mid Cap Blend Fund, (v) 1,624,780 shares of common stock held by T. Rowe Price Global Technology Fund, Inc., (vi) 299,738 shares of common stock held by TD Mutual Funds - TD Science & Technology and (vii) 124,289 shares of common stock held by UniSuper (collectively, the “T. Rowe funds”). T. Rowe Price Associates, Inc. (“TRPA”) serves as investment adviser or subadviser with power to direct investments and/ sole power to vote the securities owned by the T. Rowe funds, as well as securities owned by certain other individual and institutional investors. For purposes of reporting requirements of the Securities Exchange Act of 1934, TRPA may be deemed to be the beneficial owner of all of the shares listed above; however, TRPA expressly disclaims that it is, in fact, the beneficial owner of such securities. TRPA is the wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company. T. Rowe Price Investment Services, Inc. (“TRPIS”), a registered broker-dealer (and FINRA member), is a subsidiary of T. Rowe Price Associates, Inc., the investment adviser or subadviser, as applicable, to the T. Rowe funds. TRPIS was formed primarily for the limited purpose of acting as the principal underwriter of shares of the funds in the T. Rowe Price fund family. TRPIS does not engage in underwriting or market-making activities involving individual securities. T. Rowe Price provides brokerage services through TRPIS primarily to complement the other services provided to shareholders of the T. Rowe Price funds.

Selling Shareholder information for each additional Selling Shareholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Shareholder’s shares pursuant to this prospectus. To the extent permitted by law, a prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Shareholder and the number of shares of common stock registered on its behalf. A Selling Shareholder may sell or otherwise transfer all, some or none of such shares of common stock in this offering. See “Plan of Distribution.”

PLAN OF DISTRIBUTION

The Selling Shareholders, which, as used herein includes donees, pledgees, transferees, distributees or other successors-in-interest selling shares of our common stock or interests in our common stock received after the date of this prospectus from the Selling Shareholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer, distribute or otherwise dispose of certain of their shares of common stock or interests in our common stock on any stock exchange, market or trading facility on which shares of our common stock, as applicable, are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Shareholders may use any one or more of the following methods when disposing of their shares of common stock or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	one or more underwritten offerings;

•	block trades in which the broker-dealer will attempt to sell the shares of common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	distributions to their members, partners or shareholders;

•	short sales effected after the date of the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

•	directly to one or more purchasers;

•	through agents;

•	broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares of common stock at a stipulated price per share; and

•	a combination of any such methods of sale.

The Selling Shareholders may, from time to time, pledge or grant a security interest in some shares of our common stock owned by them and, if a Selling Shareholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of common stock, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Shareholders to include the pledgee, transferee or other successors in interest as the Selling Shareholders under this prospectus. The Selling Shareholders also may transfer shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of shares of our common stock or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The Selling Shareholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge shares of our common stock to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares of our common stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Shareholders from the sale of shares of our common stock offered by them will be the purchase price of such shares of our common stock less discounts or commissions, if any. The Selling Shareholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of share of our common stock to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Shareholders.

The Selling Shareholders also may in the future resell a portion of our common stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.

The Selling Shareholders and any underwriters, broker-dealers or agents that participate in the sale of shares of our common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of shares of our common stock may be underwriting discounts and commissions under the Securities Act. If any Selling Shareholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then the Selling Shareholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Shareholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To the extent required, our common stock to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

To facilitate the offering of shares of our common stock offered by the Selling Shareholders, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares of common stock than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our common stock by bidding for or purchasing shares of common stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares of common stock sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Under the Registration Rights Agreement and the Subscription Agreements, we have agreed to indemnify the Selling Shareholders party thereto against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the Selling Shareholders may be required to make with respect thereto. In addition, we and the Selling Shareholders may agree to indemnify any underwriter, broker-dealer or agent against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.

We have agreed to use our commercially reasonable efforts to maintain the effectiveness of this registration statement until (i) regarding the shares of common stock issued pursuant to the PIPE Investment, the earliest of (x) two years from the date of effectiveness of the Registration Statement, (y) with respect to any holder, the date on which such holder ceases to hold any shares of common stock and (z) with respect to any holder, the first date on which the holder is able to sell all of its shares without restriction under Rule 144 of the Securities Act, including, without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable); and (ii) regarding the shares being registered for resale in accordance with the terms of the Registration Rights Agreement, the earlier of (x) the tenth anniversary of the date of the Registration Rights Agreement and (y) with respect to any holder, the date on which such holder no longer holds any registrable securities.

We have agreed to pay all expenses in connection with this offering, other than underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses. The Selling Shareholders will pay, on a pro rata basis, any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses relating to the offering. We expect to incur approximately $1.5 million in expenses in connection with the securities being registered hereby.

Selling Shareholders may use this prospectus in connection with resales of shares of our common stock. This prospectus and any accompanying prospectus supplement will identify the Selling Shareholders, the terms of our common stock and any material relationships between us and the Selling Shareholders. Unless otherwise set forth in a prospectus supplement, the Selling Shareholders will receive all the net proceeds from the resale of shares of our common stock.

A Selling Shareholder that is an entity may elect to make an in-kind distribution of common stock to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable shares of common stock pursuant to the distribution through a registration statement.

LEGAL MATTERS

Latham & Watkins LLP, Washington, District of Columbia, has passed upon the validity of the shares of common stock of Opendoor Technologies Inc. offered by this prospectus and certain other legal matters related to this prospectus.

EXPERTS

The financial statements of Opendoor Technologies Inc. incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$1,131,048.20
Accounting fees and expenses	$165,000.00
Legal fees and expenses	$200,000.00
Financial printing and miscellaneous expenses	$10,000.00

Total	$1,506,048.20

Item 15.	Indemnification of Directors and Officers

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Any underwriting agreement or distribution agreement that the registrant enters into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify the registrant, some or all of its directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act of 1933, as amended.

Additionally, our amended and restated certificate of incorporation limits the liability of our directors to the fullest extent permitted by the DGCL. We have entered into and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was our director or officer or was serving at our request in an official capacity for another entity. We must indemnify our officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also require us, if so requested, to advance all reasonable fees, expenses, charges and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Item 16.	Exhibits

Exhibit Number	Description

3.1	Certificate of Incorporation of Opendoor Technologies Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on December 18, 2020).

3.2	Bylaws of Opendoor Technologies Inc. (incorporated by reference to Exhibit 3.3 to Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-251529) filed with the SEC on January 15, 2021).

5.1	Opinion of Latham & Watkins LLP (incorporated by reference to Exhibit 5.1 to the initial filing of the registration statement).

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP.

24.1	Powers of Attorney (included on the signature page to the initial filing of the registration statement).

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii), and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, State of Arizona, on January 28, 2022.

OPENDOOR TECHNOLOGIES INC.

By:	/s/ Carrie Wheeler
	Name:	Carrie Wheeler
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated on January 28, 2022.

Signature	Title

/s/ Eric Wu	Director and Chief Executive Officer
Eric Wu	(Principal Executive Officer)

/s/ Carrie Wheeler	Chief Financial Officer
Carrie Wheeler	(Principal Financial Officer and Principal Accounting Officer)

*	Director
Adam Bain

*	Director
Cipora Herman

*	Director
Pueo Keffer

*	Director
Glenn Solomon

*	Director
Jason Kilar

*	Director
Jonathan Jaffe

/s/ John Rice	Director
John Rice

*By:	/s/ Carrie Wheeler
Carrie Wheeler
Attorney-in-fact